FORWARD FUNDS, INC.

                              SUBADVISORY AGREEMENT

     AGREEMENT, effective as of _______, 1998, among Pacific Investment Management Company ("PIMCO" or the "Subadviser"), Webster Investment Management Company LLC (the "Adviser") and Forward Funds, Inc. (the "Company") on behalf of The Global Bond Fund (the "Fund").

     WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, and the Fund is a series of the Company; and

     WHEREAS, the Adviser has been retained by the Company to provide investment advisory services to the Fund with regard to the Fund's investments as further described in the Company's registration statement on Form N-1A (the "Registration Statement") and pursuant to an Investment Management Agreement dated September 4, 1998 ("Investment Management Agreement"); and

     WHEREAS, the Fund's Board of Directors, including a majority of the directors who are not "interested persons," as defined in the 1940 Act, and the Fund's stockholders have approved the appointment of the Subadviser to perform certain investment advisory services for the Company, on behalf of the Fund pursuant to this Subadvisory Agreement and as described in the Registration Statement and the Subadviser is willing to perform such services for the Fund; and

     WHEREAS, the Subadviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser, the Company and the Subadviser as follows:

     1. Appointment. The Subadviser is hereby appointed to act as investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. Investment Advisory Duties. Subject to the supervision of the Directors of the Company and the Adviser, the Subadviser will, in coordination with the Adviser, (a) provide a program of continuous investment management for the Fund with regard to the Fund's investments in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Registration
Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Subadviser by the Company or the Adviser; (b) make investment decisions for the Fund with regard to the Fund's investments; and (c) place orders to purchase and sell securities for the Fund.

     In performing its investment management services for the Fund under the terms of this Agreement, the Subadviser will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.

     The Subadviser further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and with any applicable procedures adopted by the Board of Directors;

     (b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

     (c) place orders pursuant to its investment determinations for the Fund in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information, established through written guidelines determined by the Company and provided to the Subadviser, and in accordance with applicable legal requirements;

     (d)  furnish  to  the  Company,   and  the  Adviser  whatever   statistical
information the Company and the Adviser may reasonably request with respect to the Fund's assets or investments.;

     (e) make available to the Company's administrator, First Data Investor Services Group, Inc. (the "Administrator"), the Adviser and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator, the Adviser and the Company in their compliance with applicable laws and regulations. The Subadviser will furnish the Administrator, the Adviser, the Company and the Directors with such periodic and special reports regarding the Fund as they may reasonably request;

     (f) meet quarterly with the Adviser and the Company's Board of Directors to explain its investment management activities, and any reports related thereto as may reasonably be requested by the Adviser and/or the Company;

     (g)  immediately  notify the  Company and the Adviser in the event that the
Subadviser: (1) becomes aware that it is subject to a statutory disqualification that prevents the Subadviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Subadviser further agrees to notify the Company immediately if the Subadviser becomes aware that there is a material misstatement or ommission of any material fact known to the Subadviser respecting or relating to the Subadviser in the Registration Statement regarding the Fund, or any amendment or supplement thereto; and

     (h) in making investment decisions for the Fund, use no inside information that may be in its possession or in the possession of any of its affiliates.

     3. Futures and Options. The Subadviser's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon.

     The Subadviser will assist the Adviser to: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Subadviser may, using such of the securities and other property in the Brokerage Accounts as the Subadviser deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadviser deems desirable or appropriate.

     The Subadviser has delivered to the Adviser and the Company a copy of its Disclosure Document, as amended, dated March 31, 1998, on file with the Commodity Futures Trading Commission. The Adviser and the Company hereby acknowledge receipt of such copy.

     4. Investment Guidelines. The Company or the Adviser shall supply the Subadviser with such information as the Subadviser shall reasonably require concerning the Fund's investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Fund's assets.

     5. Use of Securities Brokers and Dealers. Purchase and sale orders will usually be placed with brokers which are selected by the Subadviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereafter set forth. Whenever the Subadviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Subadviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Subadviser's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Subadviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Subadviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Subadviser's overall responsibilities to the Subadviser's discretionary accounts.

     Neither the Subadviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund. Unless otherwise directed by the Company or the Adviser in writing, the Subadviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

     6. Compensation. For its services specified in this Agreement, the Company agrees to pay annual fees to the Subadviser equal to 0.35% of the first $200 million of Fund assets managed by the Adviser and 0.30% of all assets above $200 million managed by the Adviser. Fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of shares of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.

     7. Fees and Expenses. The Subadviser shall not be required to pay any expenses of the Fund other than those specifically allocated to the Subadviser in this section 7. In particular, but without limiting the generality of the foregoing, the Subadviser shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Subadviser's overhead and employee costs); fees payable to the Subadviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Company's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Company who are not interested persons of the Subadviser; and travel expenses (or an appropriate portion thereof) of officers or directors of the Company who are officers, directors or employees of the Subadviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Company with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

     8. Books and Records. The Subadviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Subadviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Company and original and correct copies will be surrendered promptly to the Company upon its request. The Subadviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

     9. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Fund are adhered to, the Company agrees that the Subadviser may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Subadviser or with accounts of the affiliates of the Subadviser, if in the Subadviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to the Fund by the Subadviser represents the Subadviser's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

     10. Liability. The Subadviser shall not be liable to the Company for the acts or omissions of any other fiduciary or other person respecting the Fund or for anything done or omitted by the Subadviser under the terms of this Agreement if the Subadviser shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

     11. Services Not Exclusive. It is understood that the services of the Subadviser are not exclusive, and that nothing in this Agreement shall prevent the Subadviser from providing similar services to other investment companies or to other series of investment companies, including the Company (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Subadviser's ability to meet its obligations to the Fund hereunder. When the Subadviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Subadviser provides any advice to its clients concerning the shares of the Fund, the Subadviser shall act solely as investment counsel for such clients and not in any way on behalf of the Company or the Fund.

     12. Duration and Termination. This Agreement shall continue until ________, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Subadviser (b) by the Adviser at any time without penalty upon sixty (60) days' written notice to the Subadviser or (c) by the Subadviser at any time without penalty, upon sixty (60) days' written notice to the Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Subadviser on behalf of the Fund at the time of such termination. The Subadviser shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

     13. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties.

     14. Proxies. Unless the Company gives written instructions to the contrary, the Subadviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Subadviser shall maintain a record of how the Subadviser voted and such record shall be available to the Company upon its request. The Subadviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

     15. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

     If to the Company:

                  Forward Funds, Inc.
                  433 California Street, Suite 1010
                  San Francisco, CA  94104

                  If to the Adviser:

                  Webster Investment Management Company LLC
                  433 California Street, Suite 1010
                  San Francisco, CA  94104

         If to the Subadviser:

                  Pacific Investment Management Company
                  840 Newport Center Drive, Suite 300
                  Newport Beach, CA  92660
                  714-720-1376 (fax)
                  Attention:  John S. Loftus, Executive Vice President

     16. Confidential Information. The Subadviser shall maintain the strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Subadviser to the Company and the Adviser shall be treated by such entities as confidential and for the exclusive use and benefit of the Company except as disclosure may be required by applicable law.

     17. Miscellaneous.

     a. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

     b. Concurrently with the execution of this Agreement, the Subadviser is delivering to the Adviser and the Company a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Adviser and the Company hereby acknowledge receipt of such copy.

     c. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     d. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     e. Nothing herein shall be construed as constituting the Subadviser as an agent of the Company or the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of ________, 1998.

                                     FORWARD FUNDS, INC.


                                     By:  --------------------------------
                                             President

                                     PACIFIC INVESTMENT MANAGEMENT COMPANY

                                     By:  PIMCO Management, Inc.,
                                            a general partner

                                     By:  --------------------------------
                                     Name:   James Muzzy
                                     Title:  Managing Director


                                     WEBSTER INVESTMENT MANAGEMENT COMPANY LLC


                                     By:  --------------------------------

                                     Name:--------------------------------

                                     Title:-------------------------------